                                 AMENDMENT NO. 6

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated June 1, 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, American General Life Insurance Company ("Life Company"), a Texas Life Insurance Company and American General Distributors, Inc. ("AGDI"), and collectively (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGDI and the Life Company;

     WHEREAS, the Life Company and AGESC have entered into a Distribution Agreement dated October 1, 2002, which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between the Life Company and AGDI;

     WHEREAS, AGDI desires that AGESC replace AGDI as a party to the Agreement;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. Effective on the date of the Distribution Agreement between the Life Company and AGESC, indicated herein, AGESC would replace AGDI as a party to the Agreement. All the duties and responsibilities of AGDI shall become the duties and responsibilities of AGESC.

     2. Except as amended herein, the Agreement, and any past amendments thereto, is hereby ratified and confirmed in all respects.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: October 1, 2002

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                     1 of 2

                                        AMERICAN GENERAL LIFE INSURANCE COMPANY


Attest: /s/ Lauren W. Jones             By: /s/ James W. Weakley
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                        AMERICAN GENERAL EQUITY SERVICES
                                        CORPORATION


Attest: /s/ Lauren W. Jones             By: /s/ Mark McGuire
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                     2 of 2